Exhibit 10.35

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (“Amendment No. 1”) to the EMPLOYMENT AGREEMENT (the “Agreement”) by and between Frank J. Luppino (the “Executive”) and Anika Therapeutics, Inc., a Massachusetts corporation (the “Corporation”), dated as of September 10, 2009, is made this 8th day of December, 2010.

RECITALS

WHEREAS the Corporation and the Executive are parties to the Agreement;

AND WHEREAS, the Corporation and the Executive desire to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.            Section 6(a)(i)(A) of the Agreement is hereby amended by adding the following at the end thereof:

“(C) Notwithstanding the foregoing, if the Date of Termination occurs prior to a Change in Control, payment shall be made in substantially equal installments in accordance with the Company’s payroll practice over 18 months, but amounts shall be increased after the Change in Control to reflect the higher level of severance provided by this Section 6.”

2.            Except as set forth above, all terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF the parties have executed this Amendment No. 1.

ANIKA THERAPEUTICS, INC.

BY:	/s/ Charles H. Sherwood

/s/ Frank J. Luppino
Frank J. Luppino